UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2011

WESTMOUNTAIN INDEX ADVISOR, INC.

(Exact Name of Small Business Issuer as specified in its charter)

Colorado	000- 53028	26-1315498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2186 S. Holly St., Suite 104, Denver, CO 80222

(Address of principal executive offices including zip code)

(303) 800-0678

(Registrant's telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On April 7, 2011, WestMountain Index Advisor, Inc. (the “Company”) signed a Services Agreement (“Logic Agreement”) with Logic International Consulting Group LLC (“Logic”). Under the Logic Agreement, Logic agreed to provide certain advisory services to the Company. The Logic Agreement expires April 6, 2013 and can be cancelled with cause or at the end of any calendar month with ninety days written notice.  The Logic Agreement automatically renews for an additional year at the end of the initial term unless either party provides 30 days written notice prior to the end of the initial term. The Logic Agreement requires a monthly payment of $40,000 after the initial monthly payment of $30,000. The Company issued Logic a Warrant dated April 7, 2011 for the purchase of 1,200,000 shares of the Company’s common stock. The Warrant price is $1.00 per share and it expires April 6, 2014. The Warrant may be called by the Company if registered and with a closing price $4.00 or more for five trading days.

The above descriptions are only intended as summaries of such agreements. The Logic Agreement is attached as Exhibit 10.1 and the Warrant is attached as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Services Agreement dated April 7, 2011 by and between WestMountain Index Advisor, Inc. and Logic International Consulting Group LLC.

10.2	Warrant dated April 7, 2011 by and between WestMountain Index Advisor, Inc. and Logic International Consulting Group LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: WestMountain Index Advisor, Inc.

By:	/s/ Gregory Schifrin
Gregory Schifrin, CEO

April 18, 2011

Item 9.01 Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Services Agreement dated April 7, 2011 by and between WestMountain Index Advisor, Inc. and Logic International Consulting Group LLC.

10.2	Warrant dated April 7, 2011 by and between WestMountain Index Advisor, Inc. and Logic International Consulting Group LLC.